Exhibit 4.1

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of March 4, 2008 (this “Amendment”), to the Credit Agreement dated as of February 28, 2007 (the “Credit Agreement”), among (a) DEERE & COMPANY, a Delaware corporation, (b) JOHN DEERE CAPITAL CORPORATION, a Delaware corporation, (c) the several financial institutions parties thereto (collectively, the “Banks”, and individually, a “Bank”), (d) JPMORGAN CHASE BANK, N.A., as administrative agent thereunder (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), (e) CITIBANK, N.A. and CREDIT SUISSE, as documentation agents thereunder (in such capacity, the “Documentation Agents”), (f) MERRILL LYNCH BANK USA, as co-documentation agent thereunder (in such capacity, the “Co-Documentation Agent”), and (g) BANK OF AMERICA, N.A. and DEUTSCHE BANK AG, NEW YORK BRANCH, as syndication agents thereunder (in such capacity, the “Syndication Agents”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Banks have agreed to make certain loans and otherwise extend credit to each Borrower; and

WHEREAS, each Borrower has requested, and, upon this Amendment becoming effective, the Required Banks have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Defined Terms.  Terms not otherwise defined herein that are defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

2.             Amendment to Section 7.2.  Section 7.2 of the Credit Agreement is hereby amended by deleting the ratio “9.5 to 1” at the end thereof and inserting in lieu thereof the ratio “11.0 to 1”.

3.             First Amendment Effective Date.  This Amendment shall become effective as of the first date set forth above in the preamble to this Amendment (the “First Amendment Effective Date”) so long as each Borrower and the Majority Banks shall have executed and delivered to the Administrative Agent this Amendment.

4.             Representation and Warranties.  To induce the Banks parties hereto to enter into this Amendment, each Borrower hereby represents and warrants to the Administrative Agent and the Banks as of the First Amendment Effective Date that, the representations and warranties made by each Borrower in the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date, as if made on and as of the First Amendment Effective Date (except that any such representation or warranty that by its terms is made as of an earlier date shall be true and correct as of such earlier date).

5.             Payment of Expenses.  The Borrowers agree to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.             No Other Amendments.  This Amendment is to be narrowly construed.  Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

7.             Governing Law.   This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

8.             Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

Signature Page to First Amendment

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DEERE & COMPANY

By:
Title:

JOHN DEERE CAPITAL CORPORATION

By:
Title:

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Bank

By:
Title:

Signature Page to First Amendment

BANK OF AMERICA, N.A.,
as a Syndication Agent and as a Bank

By:
Title:

Signature Page to First Amendment

DEUTSCHE BANK AG, NEW YORK BRANCH
as a Syndication Agent and as a Bank

By:
Title:

By:
Title:

Signature Page to First Amendment

CITIBANK, N.A.,
as a Documentation Agent and as a Bank

By:
Title:

Signature Page to First Amendment

CREDIT SUISSE,
as a Documentation Agent and as a Bank

By:
Title:

Signature Page to First Amendment

MERRILL LYNCH BANK USA,
as Co-Documentation Agent and as a Bank

By:
Title:

Signature Page to First Amendment

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Bank

By:
Title:

Signature Page to First Amendment

ROYAL BANK OF CANADA,
as a Bank

By:
Title:

Signature Page to First Amendment

TORONTO DOMINION (TEXAS) LLC,
as a Bank

By:
Title:

Signature Page to First Amendment

BARCLAYS BANK PLC,
as a Bank

By:
Title:

Signature Page to First Amendment

BNP PARIBAS,
as a Bank

By:
Title:

By:
Title:

Signature Page to First Amendment

WACHOVIA BANK NATIONAL ASSOCIATION,
as a Bank

By:
Title:

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Bank

By:
Title:

By:
Title:

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MELLON BANK, N.A.,
as a Bank

By:
Title:

Signature Page to First Amendment

BANCO BILBAO VIZCAYA ARGENTARIA,
as a Bank

By:
Title:

By:
Title:

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THE BANK OF NEW YORK,
as a Bank

By:
Title:

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BANK OF TOKYO-MITSUBISHI UFJ, LTD., CHICAGO BRANCH,
as a Bank

By:
Title:

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WESTPAC BANKING CORPORATION,
as a Bank

By:
Title:

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BANCO SANTANDER CENTRAL HISPANO, SA, NEW YORK BRANCH,
as a Bank

By:
Title:

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FIFTH THIRD BANK,
as a Bank

By:
Title:

Signature Page to First Amendment

U.S. BANK, NATIONAL ASSOCIATION,
as a Bank

By:
Title:

Signature Page to First Amendment

NORDEA BANK FINLAND PLC,
as a Bank

By:
Title:

By:
Title:

Signature Page to First Amendment